UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amgen Exclusivity Extension

As previously disclosed, on February 5, 2016, Unilife Corporation (the “Company” or “we”) entered into an amendment (the “Amendment”) to the Exclusivity Agreement with Amgen Inc. (the “Counterparty”), dated December 31, 2015 (the “Agreement”). The Agreement was entered into in connection with the review by the Company of potential strategic alternatives, including a strategic partnership with one or more parties or the licensing of some of the Company’s proprietary technologies (a “Potential Transaction”). Pursuant to the Amendment, we agreed to negotiate in good faith a Potential Transaction exclusively with the Counterparty until 11:59 PM U.S. Pacific Time on Monday, February 15, 2016.

On February 15, 2016, the Company and the Counterparty entered into a further Amendment to the Agreement (the “Subsequent Amendment”), pursuant to which the Company and the Counterparty extended the Exclusivity Period until 11:59 PM U.S. Pacific Time on Friday, February 26, 2016 while the parties continue in good faith to negotiate a definitive agreement.

There can be no assurance that definitive documentation for the Potential Transaction will be executed on terms acceptable to us, on terms substantially consistent with those contemplated in the Agreement or at all. In addition, if a Potential Transaction with the Counterparty is not consummated, no assurance can be given that the Company will be able to pursue a potential sale, strategic partnership or licensing arrangement with another party, including those parties that had previously expressed interest in the Company, or any other alternative.

Amendment to Credit Agreement

On February 9, 2016, the Company, Unilife Medical Solutions, Inc. (the “Borrower”), a subsidiary of the Company, and certain of the Company’s other subsidiaries entered into the sixth amendment (the “Sixth Amendment to the Credit Agreement”) to that certain credit agreement, dated March 12, 2014, as amended (the “Amended Credit Agreement”), with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors LLC.

Pursuant to and subject to the terms of the Sixth Amendment to the Credit Agreement, the Lender agreed to defer the due date for the December 31, 2015 interest payment (in the amount of $1,700,857.37) (the “Interest Payment”) to February 16, 2016.

Pursuant to and subject to the terms of the Seventh Amendment to the Credit Agreement, which the Borrower entered into with the Lender on February 16, 2016, the Lender agreed to further defer the due date for the Interest Payment to Friday, February 26, 2016. The Borrower agreed to pay interest on such deferred amount from December 31, 2015 at the rate set forth in the Amended Credit Agreement and to pay all fees and expenses incurred by the Lender in connection with the Sixth Amendment to the Credit Agreement and the Seventh Amendment to the Credit Agreement.

Amendment to Royalty Agreement

On February 9, 2016, the Company, the Borrower and certain of the Company’s other subsidiaries entered into the fourth amendment (the “Fourth Amendment to the Royalty Agreement”) to that certain royalty agreement, dated March 12, 2014, as amended, with Royalty Opportunities S.A R.L. (“ROS”)

Pursuant to and subject to the terms of the Fourth Amendment to the Royalty Agreement, ROS agreed to defer the due date for $678,150.00 of the January 30, 2016 royalty payment (the “Royalty Payment”) to February 16, 2016. Pursuant to and subject to the terms of the Fifth Amendment to the Royalty Agreement, which the Borrower entered into with ROS on February 16, 2016, the Lender agreed to further defer the due date for the Royalty Payment to February 26, 2016. The Borrower agreed to pay all fees and expenses incurred by the Lender in connection with the Fourth Amendment to the Royalty Agreement and the Fifth Amendment to the Royalty Agreement.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described from time to time in other reports which we file with the Securities and Exchange Commission, and the following additional risks: that we may not be able to finalize terms, or ultimately enter into definitive agreements, with respect to a Potential Transaction with the Counterparty or any other party, or pursue any other alternative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: February 16, 2016	By:	/s/ Alan Shortall
Name: Alan Shortall
Title: Chairman and Chief Executive Officer

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